SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2012

JONES LANG LASALLE INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On May 31, 2012, Jones Lang LaSalle Incorporated (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”).

Of the 43,624,291 total shares of common stock of the Company that were issued and outstanding on the record date for the Meeting, March 19, 2012, 41,453,782 shares, constituting 95.02% of the total outstanding shares, were represented in person or by proxy at the Meeting. The matters voted upon at the Annual Meeting and the results of such voting are set forth below based on the information we received on the day of the meeting from our vote tabulator, Broadridge Investor Communications.

1.	The eleven nominees for Directors were elected to serve one-year terms to expire at the annual meeting of shareholders in 2013, as follows:

Nominee	For	Against	Abstain
Hugo Bagué	36,972,802	491,148	14,164
Colin Dyer	37,083,091	381,959	13,064
Darryl Hartley-Leonard	37,195,049	268,544	14,521
Deanne Julius	36,977,992	485,601	14,521
Ming Lu	36,976,983	486,902	14,229
Lauralee E. Martin	34,926,605	2,538,387	13,122
Martin H. Nesbitt	37,383,060	80,240	14,814
Sheila A. Penrose	36,763,171	701,804	13,139
David B. Rickard	37,382,901	81,050	14,163
Roger T. Staubach	36,868,764	595,135	14,215
Thomas C. Theobald	36,564,398	899,197	14,519

2.	The non-binding advisory proposal regarding executive compensation (“say on pay”) was approved by the following shareholder vote:

For	Against	Abstain
35,543,539	1,874,967	59,608

      There were 3,975,668 broker non-votes on this proposal.

3.	The proposal to approve the performance-based award provisions used to determine executive compensation under the Jones Lang LaSalle Stock Award and Incentive Plan received the following shareholder votes:

For	Against	Abstain
35,278,110	2,178,935	21,069

4.	The appointment of KPMG, LLP to serve as our independent registered public accounting firm for the year 2012 was ratified by the following shareholder vote:

For	Against	Abstain
41,183,259	257,432	13,091

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2012	JONES LANG LASALLE INCORPORATED

By:	/s/ Mark J. Ohringer
	Name:	Mark J. Ohringer
	Title:	Executive Vice President, Global General Counsel and Corporate Secretary

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